 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	001-12569 (Commission File Number)	22-3475473 (I.R.S. Employer Identification Number)

100 Enterprise Dr.

Rockaway, New Jersey 07866
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2017, the Board of Directors (the “Board”) of the Company appointed Michael X. McBride to the Board and to the Board of Directors of Sussex Bank (the “Bank”), the Company’s wholly owned subsidiary, to fill a vacancy created when Charles A. Musilli resigned. Mr. McBride’s appointment is effective February 22, 2017. He will hold office until the Company’s 2017 annual meeting of shareholders, and will stand for re-election to the Board at the Company’s 2017 annual meeting of shareholders for a term expiring in 2020.

Mr. McBride, 63, is an attorney and partner at Connell Foley LLP (“Connell Foley”) in Roseland, New Jersey. His practice focuses on real estate and construction. From 2010 through 2015, Mr. McBride served as Connell Foley’s Managing Partner. He is admitted to the New York State Bar and the New Jersey State Bar. He is a graduate of Stanford University and Georgetown University Law Center.

There have been no transactions involving Mr. McBride that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee member of the Board, Mr. McBride will be entitled to the director compensation set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed March 24, 2016, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: January 31, 2017	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer